Exhibit 10.24

EIGHTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS EIGHTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of August 31, 2006, is entered into by and between KBS CLAYTON PLAZA, LLC, a Delaware limited liability company (“Buyer”), and THF PLAZA OFFICE, L.L.C., a Missouri limited liability company (“Seller”), with reference to the following recitals:

RECITALS

A. Seller and KBS Capital Advisors LLC, a Delaware limited liability company (“Original Buyer”), have heretofore entered into that certain Purchase and Sale Agreement, dated May 2, 2006, as amended by that certain First Amendment to Purchase and Sale Agreement, dated June 14, 2006, as further amended by that certain Second Amendment to Purchase and Sale Agreement dated July 6, 2006, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated July 20, 2006, as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated July 31, 2006 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Purchase and Sale Agreement dated August 21, 2006, as further amended by that certain Sixth Amendment to Purchase and Sale Agreement dated August 28, 2006, and as further amended by that certain Seventh Amendment to Purchase and Sale Agreement dated August 29, 2006 (as amended, the “Purchase Agreement”).

B. Pursuant to that certain Assignment and Assumption of Purchase Agreement, dated as of August 11, 2006 (the “Assignment and Assumption Agreement”), between Original Buyer and Buyer, Original Buyer assigned all of its interest in the Purchase Agreement to Buyer. All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

C. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Expiration of Due Diligence Period. Buyer acknowledges and agrees that it shall have no further right to terminate the Purchase Agreement pursuant to Section 4.2.1 (b) or Section 5.3 of the Purchase Agreement.

2. Seller’s Closing Deliveries.

(a) Parking Easement Agreement. Seller and Buyer hereby agree that Section Section 7.3(k) (Parking Easement Agreement) of the Purchase Agreement shall be deleted in its entirety and shall hereby be of no further force and effect, and all references in the Purchase Agreement to the term “Parking Easement Agreement” shall be null and void and shall be of no further force and effect.

(b) ECR Amendment. Seller and Buyer hereby agree that the form of the ECR Amendment attached hereto as Exhibit A and made a part hereof shall be the form of the ECR Amendment entered into by Seller and Buyer and delivered at Closing.

(c) Mutual Restriction Agreement. Seller and Buyer hereby agree that the form of the Mutual Restriction Agreement attached hereto as Exhibit B and made a part hereof shall be the form of the Mutual Restriction Agreement entered into by Seller and Buyer and delivered at Closing.

(d) CCR Estoppel. Seller agrees that, as an additional condition precedent to Buyer’s obligation to close the Transaction, Buyer shall be entitled to receive an executed original of the estoppel certificate attached hereto as Exhibit C and made a part hereof.

(e) Tenant Certifications. Seller agrees that, as an additional condition precedent to Buyer’s obligation to close the Transaction, Buyer shall be entitled to receive executed Tenant Certifications (as defined in Paragraph 4 below) from the following tenants: Ernst & Young U.S. L.L.P.; Husch & Eppenberger, L.L.C.; Metropolitan Life Insurance Company; and Northern Trust Bank, FSB.

(f) Carondelet Lefton Notice of Parking Agreement. Seller agrees that, as an additional condition precedent to Buyer’s obligation to close the Transaction, Buyer shall be entitled to receive an executed original of the Carondelet Lefton parking notice attached hereto as Exhibit D and made a part hereof.

3. Approved Title Policy; Satisfaction of Title Policy Requirements. Notwithstanding anything stated to the contrary in the Purchase Agreement, Seller agrees that, as an additional condition precedent to Buyer’s obligation to close the Transaction, the form of the Owner’s Title Policy to which Buyer shall be entitled shall be an Owner’s Title Policy in the form contemplated by the Title Commitment attached hereto as Exhibit E and made a part hereof, together with all endorsements attached thereto. In furtherance of the foregoing, Seller hereby covenants and agrees to satisfy all of the requirements set forth in Items 57-65, inclusive, and Items 67-71, inclusive, of the attached Title Commitment to enable Buyer to receive an Owner’s Title Policy in the form contemplated by the Title Commitment attached hereto as Exhibit D, except that, as to Item 71 in the Title Commitment, it shall be Buyer’s obligation to pay all premiums relating to extended coverage and all indorsements requested by Buyer (which Buyer covenants to pay).

4. Updates to Tenant Estoppels. Notwithstanding anything to the contrary in the Purchase Agreement, within three (3) business days after the date of this Amendment, Seller agrees to send tenant certifications (“Tenant Certifications”) to all of the tenants at the Property, which Tenant Certifications shall be in the form attached hereto as Exhibit F and made a part hereof. Seller further agrees to use reasonable efforts to obtain and deliver to Buyer the signed Tenant Certifications from all of the tenants by no later than two (2) business days prior to the Closing Date.

5. Purchase Price Reduction. The Purchase Price shall be, and hereby is, reduced from Ninety Five Million Fifty Thousand Dollars ($95,050,000.00) to Ninety Three Million Two Hundred Eighty Thousand Nine Hundred Forty Five Dollars ($93,280,945.00).

6. Extension of Closing Date. Notwithstanding anything stated to the contrary in Paragraph 3 of the Fourth Amendment, Buyer shall have the right to extend the Closing Date one or more times to a date not later than October 12, 2006, provided that Buyer provides Seller with notice of each such extension no less than five (5) business days prior to the then applicable Closing Date (as the same may be extended from time to time pursuant to the provisions of this Paragraph 6).

7. Completion of Capital Work; Extension of Parking Deck Membrane Warranty. Notwithstanding anything stated to the contrary in the Purchase Agreement, Seller agrees that, as an additional condition precedent to Buyer’s obligation to close the Transaction, Seller shall cause, at Seller’s sole cost and expense, (a) the warranty issued by Strongwall Industries, Inc. (“Strongwall”) for the parking deck membrane to be extended to December 31, 2010, and for the same to be assigned to Buyer (with Strongwall’s consent to the extent required for such assignment to be effective and enforceable by Buyer), and (b) the capital work identified in Exhibit F attached hereto to be completed.

8. THF Management Lease. Buyer hereby acknowledges that Seller intends to terminate that certain Office Lease Agreement by and between Seller and THF Management, Inc. dated January 21, 2003, and as amended by that certain First Amendment dated March 20, 2003 (as amended, the “THF Management Lease”) prior to the Closing. Buyer hereby consents to the termination of the THF Management Lease.

9. Parking Easement Agreement. Buyer agrees that, as an additional condition precedent to Seller’s obligation to close the Transaction, Seller shall be entitled to receive an executed original of the Parking Easement Agreement in the form attached hereto as Exhibit H and made a part hereof, which Parking Easement Agreement shall be recorded in the official records of the county in which the Property is located. The location of the six (6) parking spaces for which an easement will be granted under the Parking Easement Agreement shall be mutually agreed to between Seller and Buyer prior to Closing.

10. No Other Amendments; This Amendment Governs and Controls. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

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IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the day and year first above written.

BUYER:

KBS CLAYTON PLAZA, LLC,
a Delaware limited liability company

By:	KBS REIT ACQUISITION I, LLC,
a Delaware limited liability company, its sole member

	By:	KBS Limited Partnership,
a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST, INC.,
a Maryland corporation, general partner

			By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

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SELLER:

THF PLAZA OFFICE, L.L.C.,
a Missouri limited liability company

By:	THF Carondelet Development, L.L.C.,
its sole member

	By:	THF Carondelet Investors, L.L.C.,
its Manager

		By:	/s/ Authorized Signatory